Filed Pursuant to Rule 424(b)(7)
Registration No. 333-199678

PROSPECTUS SUPPLEMENT NO. 4

(To prospectus dated October 29, 2014 and prospectus supplements dated October 29, 2014, October 30, 2014, and November 6, 2014)

162,698,114 Shares

Class A Common Stock

This prospectus supplement updates and amends certain information contained in the prospectus dated October 29, 2014, as supplemented by the prospectus supplements dated October 29, 2014, October 30, 2014, and November 6, 2014 (together, the Prospectus), covering the resale by selling stockholders of up to an aggregate of 162,698,114 shares of our Class A common stock, which we issued to such selling stockholders in connection with our acquisition of WhatsApp Inc. This prospectus supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated October 29, 2014.

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 12, 2014

ABOUT THIS PROSPECTUS SUPPLEMENT

The information provided in this prospectus supplement updates, amends, and replaces, in its entirety, the information contained in the prospectus supplements dated October 30, 2014 and November 6, 2014 that update and modify the table appearing under the caption “Selling Stockholders” in the prospectus supplement dated October 29, 2014. The information has been updated, amended, and replaced based on updated information provided to us by Sequoia Capital with respect to the number of shares of Class A common stock that entities affiliated with Sequoia Capital distributed to their investors. In addition, the information in the table appearing under the caption “Selling Stockholders” in the Prospectus is modified by adding certain information below with respect to Sequoia Capital investors that were not previously listed in the Prospectus.

SELLING STOCKHOLDERS

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering(2)	Number of Shares of Class A Common Stock Being Offered(3)	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering(2)
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares(1)%		Shares(1)%				Shares	%	Shares	%

Transferees of Sequoia Capital(4):
050911 Investment Holdings LLC(5)	57,655	*	—	—	*	57,655	—	—	—	—	—
2009 Exchange Place Fund A(6)	7,150	*	—	—	*	7,150	—	—	—	—	—
2009 Exchange Place Fund B(6)	7,134	*	—	—	*	7,134	—	—	—	—	—
238 Plan Associates LLC(7)	114,756	*	—	—	*	114,756	—	—	—	—	—
Aaref & Fariha Hilaly Living Trust, dated 02/04/04(8)	172,258	*	—	—	*	172,258	—	—	—	—	—
Alfred I. duPont Testamentary Trust(9)	186,324	*	—	—	*	186,324	—	—	—	—	—
Alfred Lin & Rebecca C. Lin, Trustees of the Evergreen Fulfrog Trust dated October 26, 2012(10)	414,545	*	—	—	*	397,697	16,848	*	—	—	*
AlpInvest Partners Primary Fund Investments 2009 B.V.(11)	300,502	*	—	—	*	300,502	—	—	—	—	—
AlpInvest Partners Primary Fund Investments 2010 B.V.(11)	129,685	*	—	—	*	108,623	21,062	*	—	—	*
AlpInvest Partners Primary Fund Investments 2010 II B.V.(11)	56,202	*	—	—	*	47,040	9,162	*	—	—	*
AlpInvest Partners Primary Fund Investments 2011 II B.V.(11)	20,815	*	—	—	*	17,474	3,341	*	—	—	*
AM 2012 Primary C.V.(11)	13	*	—	—	*	13	—	—	—	—	—
American University of Beirut(12)	70	*	—	—	*	70	—	—	—	—	—
AP2 Capital Investments KB(13)	171,716	*	—	—	*	171,716	—	—	—	—	—
ATP Private Equity Partners IV K/S(14)	28,816	*	—	—	*	28,816	—	—	—	—	—
Barr Foundation(15)	223,687	*	—	—	*	223,687	—	—	—	—	—
Bowdoin College(16)	127,488	*	—	—	*	108,896	18,592	*	—	—	*
Brown University(17)	131,978	*	—	—	*	131,978	—	—	—	—	—
Bruce A. Karsh(18)	34,344	*	—	—	*	34,344	—	—	—	—	—
BV369 Trust(19)	808,034	*	—	—	*	808,034	—	—	—	—	—
Capital Management Services, Inc.(20)	85,858	*	—	—	*	85,858	—	—	—	—	—
Carnegie Corporation of New York(21)	163,196	*	—	—	*	157,602	5,594	*	—	—	*
Charles Stewart Mott Foundation(22)	28,863	*	—	—	*	28,863	—	—	—	—	—
Cheyne Walk Master Fund LP(23)	162,597	*	—	—	*	139,794	22,803	*	—	—	*
Children’s Medical Center Corporation(24)	20,106	*	—	—	*	20,106	—	—	—	—	—
Claremont McKenna College(25)	60,256	*	—	—	*	60,256	—	—	—	—	—
CMC Master Fund, L.P.(26)	65,906	*	—	—	*	65,906	—	—	—	—	—
Commonfund Capital Venture Partners IX, L.P.(27)	258,303	*	—	—	*	258,303	—	—	—	—	—
Cornell University(28)	111,560	*	—	—	*	100,372	11,188	*	—	—	*
Dana-Farber, Inc.(29)	17,281	*	—	—	*	17,281	—	—	—	—	—
Dempster Family Partnership(30)	2,253	*	—	—	*	2,150	103	*	—	—	*

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering(2)	Number of Shares of Class A Common Stock Being Offered(3)	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering(2)
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares(1)%		Shares(1)%				Shares	%	Shares	%
Dempster Family Trust(31)	62,205	*	—	—	*	60,806	1,399	*	—	—	*
Digital Bandwidth, LLC(32)	32,621	*	—	—	*	31,502	1,119	*	—	—	*
Donald Valentine as Trustee of Donald T. Valentine Trust, TR UA APR/29/67(33)	45,585	*	—	—	*	43,000	2,585	*	—	—	*
Doris Duke Charitable Foundation(34)	86,050	*	—	—	*	86,050	—	—	—	—	—
Douglas M. Leone and Patricia Perkins Leone, Leone-Perkins Family Trust dated August 26, 1999(35)	448,718	*	—	—	*	436,309	12,409	*	—	—	*
Emory University(36)	274,745	*	—	—	*	257,882	16,863	*	—	—	*
F&W Investments LP - Venture Investors Series IX(37)	14,302	*	—	—	*	14,302	—	—	—	—	—
F&W Investments LP - Venture Investors Series X(38)	21,452	*	—	—	*	21,452	—	—	—	—	—
Fireflies LLC(39)	257,572	*	—	—	*	257,572	—	—	—	—	—
G&H Partners(40)	23,782	*	—	—	*	23,782	—	—	—	—	—
GC&H Investments(41)	30,916	*	—	—	*	30,916	—	—	—	—	—
GC&H Investments, LLC(42)	16,648	*	—	—	*	16,648	—	—	—	—	—
General American Life Insurance Company(43)	25,758	*	—	—	*	25,758	—	—	—	—	—
Gordon E. and Betty I. Moore Foundation(44)	172,243	*	—	—	*	172,243	—	—	—	—	—
Gothic Corporation(45)	154,544	*	—	—	*	154,544	—	—	—	—	—
Gothic ERP LLC(46)	17,172	*	—	—	*	17,172	—	—	—	—	—
Gross Family Trust, dated June 13, 2006(47)	33,532	*	—	—	*	31,110	2,422	*	—	—	*
Haim Sadger	81,221	*	—	—	*	43,021	38,200	*	—	—	*
Harling Capital Ltd.(48)	74,864	*	—	—	*	74,864	—	—	—	—	—
Harvard Management Private Equity Corporation(49)	502,069	*	—	—	*	502,069	—	—	—	—	—
Hearts Partners, L.P.(50)	42,414	*	—	—	*	40,346	2,068	*	—	—	*
HFI Capital, L.P.(48)	128,786	*	—	—	*	128,786	—	—	—	—	—
Hornbeam Limited(51)	229,371	*	—	—	*	229,371	—	—	—	—	—
Howard Hughes Medical Institute(52)	249,226	*	—	—	*	240,648	8,578	*	—	—	*
Innotech Advisers Limited(53)	223,593	*	—	—	*	223,593	—	—	—	—	—
Institute for Advanced Study - Louis Bamberger and Mrs. Felix Fuld Foundation(54)	28,707	*	—	—	*	28,707	—	—	—	—	—
James J. Goetz	929,427	*	—	—	*	881,750	47,677	*	—	—	*
John D. and Catherine T. MacArthur Foundation(55)	105,995	*	—	—	*	77,488	28,507	*	—	—	*
Johns Hopkins University(56)	57,322	*	—	—	*	57,322	—	—	—	—	—
Jonathan Heiliger	322,635	*	—	—	*	4,756	317,879	*	—	—	*
Joseph Dobrenski III and Anna Morgan Dobrenski Family Trust(57)	118,524	*	—	—	*	113,191	5,333	*	—	—	*
JP Morgan Chase Bank, N.A., as Trustee for The Boeing Company Employee Retirement Plans Master Trust(58)	219,446	*	—	—	*	212,114	7,332	*	—	—	*
JP Morgan Chase Bank, N.A., as Trustee of the BP Master Trust for Employee Pension Plan(59)	128,068	*	—	—	*	126,068	2,000	*	—	—	*
Karsh Family Foundation(60)	8,586	*	—	—	*	8,586	—	—	—	—	—

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering(2)	Number of Shares of Class A Common Stock Being Offered(3)	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering(2)
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares(1)%		Shares(1)%				Shares	%	Shares	%
Keith B. Johnson and Betsy A. Johnson, Trustees of the Johnson Family Trust dated July 7, 2011(61)	38,869	*	—	—	*	35,875	2,994	*	—	—	*
Kids’ Fund III, A Delaware Multiple Series Limited Partnership [Series D](62)	414,794	*	—	—	*	414,794	—	—	—	—	—
Kids’ Fund III, A Delaware Multiple Series Limited Partnership [Series E](62)	300,731	*	—	—	*	248,346	52,385	*	—	—	*
Liberty Mutual Group Asset Management Inc. action for and on behalf of Liberty Mutual Retirement Plan Master Trust(63)	56,048	*	—	—	*	141	55,907	*	—	—	*
Liberty Mutual Investment Holdings LLC(64)	301,047	*	—	—	*	258,022	43,025	*	—	—	*
M. J. Murdock Charitable Trust(65)	188,827	*	—	—	*	134,795	54,032	*	—	—	*
Mayo Clinic(66)	230,182	*	—	—	*	117,544	112,638	*	—	—	*
Mayo Clinic Master Retirement Trust, an Illinois Trust(67)	144,378	*	—	—	*	42,928	101,450	*	—	—	*
Melinda A. Dunn Trust u/a/d 12/16/09(68)	123,091	*	—	—	*	116,971	6,120	*	—	—	*
Memorial Sloan-Kettering Cancer Center(69)	114,759	*	—	—	*	114,759	—	—	—	—	—
MetLife Insurance Company of Connecticut(70)	25,758	*	—	—	*	25,758	—	—	—	—	—
MetLife Investors Insurance Company(71)	8,586	*	—	—	*	8,586	—	—	—	—	—
MetLife Investors USA Insurance Company(72)	113,720	*	—	—	*	113,720	—	—	—	—	—
Metropolitan Life Insurance Company(73)	513,505	*	—	—	*	55,338	458,167	*	—	—	*
Michael L. Goguen, Trustee of the Michael L. Goguen Trust dated March 28, 2003(74)	806,688	*	—	—	*	806,688	—	—	—	—	—
Milton Hershey School Trust(75)	152,366	*	—	—	*	151,811	555	*	—	—	*
MIT Investments 2010, L.P.(76)	355,817	*	—	—	*	355,817	—	—	—	—	—
Mithril Limited(77)	25,758	*	—	—	*	25,758	—	—	—	—	—
MLC Investments Limited, as trustee of the MLC Vintage Year Trust (2011)(78)	102,949	*	—	—	*	86,166	16,783	*	—	—	*
Morse VII, LLC(79)	8,586	*	—	—	*	8,586	—	—	—	—	—
Morse VIII, LLC(79)	5,767	*	—	—	*	5,767	—	—	—	—	—
Moussedefective Limited(80)	155,013	*	—	—	*	155,013	—	—	—	—	—
Moussefixe L.P.(81)	51,700	*	—	—	*	51,700	—	—	—	—	—
Moussescale(82)	22,978	*	—	—	*	22,978	—	—	—	—	—
N & J Investments Holdings(83)	160,139	*	—	—	*	147,640	12,499	*	—	—	*
Northwestern University(84)	186,868	*	—	—	*	166,312	20,556	*	—	—	*
Norwich University(85)	22,916	*	—	—	*	22,916	—	—	—	—	—
NP V, L.P.(86)	76,474	*	—	—	*	76,474	—	—	—	—	—
Orrick Investments 2010 LLC(87)	19,068	*	—	—	*	19,068	—	—	—	—	—
P.O. Pooled Investment Fund, LLC(88)	1,436	*	—	—	*	1,436	—	—	—	—	—
Partners HealthCare System Master Trust for ERISA Assets(89)	110,461	*	—	—	*	88,939	21,522	*	—	—	*
Partners Healthcare System Pooled Investment Accounts(89)	108,306	*	—	—	*	100,474	7,832	*	—	—	*
Patrick Grady	135,870	*	—	—	*	135,870	—	—	—	—	—
PCT Partners, LLC(90)	27,721	*	—	—	*	141	27,580	*	—	—	*

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering(2)	Number of Shares of Class A Common Stock Being Offered(3)	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering(2)
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares(1)%		Shares(1)%				Shares	%	Shares	%
Physicians’ Organization at Children’s Hospital Retirement Plan Group Trust(88)	1,436	*	—	—	*	1,436	—	—	—	—	—
Pomona College(91)	118,125	*	—	—	*	100,474	17,651	*	—	—	*
Portman Limited(92)	496,794	*	—	—	*	496,794	—	—	—	—	—
QIC Private Capital Pty Ltd ATF QIC Private Equity Fund No. 1(93)	77,272	*	—	—	*	77,272	—	—	—	—	—
QIC Private Capital Pty Ltd ATF QIC Private Equity Fund No. 2(93)	169,401	*	—	—	*	169,401	—	—	—	—	—
R. Bryan Schreier and Eva L. Schreier 2010 Revocable Trust(94)	323,693	*	—	—	*	323,693	—	—	—	—	—
Railways Pension Trustee Company Limited(95)	229,512	*	—	—	*	229,512	—	—	—	—	—
Regents of the University of Michigan(96)	226,504	*	—	—	*	197,997	28,507	*	—	—	*
Ronald & Gayle Conway as Trustees of the Conway Family Trust Dated 9/25/96(97)	69,106	*	—	—	*	4,756	64,350	*	—	—	*
Ronald B Master Fund LP(98)	40,552	*	—	—	*	34,950	5,602	*	—	—	*
SCHF (M) PV, L.P(99)	206,032	*	—	—	*	200,438	5,594	*	—	—	*
Scott & Ann Carter Living Trust(100)	291,098	*	—	—	*	291,098	—	—	—	—	—
Sequoia Capital Operations, LLC(101)	69,896	*	—	—	*	69,896	—	—	—	—	—
Sherman Fairchild Foundation(102)	159,037	*	—	—	*	74,562	84,475	*	—	—	*
Shmil Levy	63,226	*	—	—	*	44,955	18,271	*	—	—	*
Smithsonian Institution(103)	143,006	*	—	—	*	57,392	85,614	*	—	—	*
Sofina Private Equity S.C.A., SICAR(104)	258,223	*	—	—	*	258,223	—	—	—	—	—
Strategic Investors Fund V, L.P.(105)	128,052	*	—	—	*	115,404	12,648	*	—	—	*
SVB Financial Group(106)	47,672	*	—	—	*	47,672	—	—	—	—	—
SVB Strategic Investors Fund IV, L.P.(107)	214,644	*	—	—	*	214,644	—	—	—	—	—
The Andrew W. Mellon Foundation(108)	155,430	*	—	—	*	45,956	109,474	*	—	—	*
The Annie E. Casey Foundation, Inc.(109)	134,088	*	—	—	*	126,256	7,832	*	—	—	*
The Bank of New York Mellon as Trustee for the Hewlett-Packard Company Master Trust(110)	200,500	*	—	—	*	200,500	—	—	—	—	—
The Bat Hanadiv Foundation No. 3(111)	60,100	*	—	—	*	60,100	—	—	—	—	—
The Bush Foundation(112)	123,757	*	—	—	*	114,806	8,951	*	—	—	*
The Children’s Hospital Corporation Pension Plan(113)	5,744	*	—	—	*	5,744	—	—	—	—	—
The Church Pension Fund(114)	206,244	*	—	—	*	206,244	—	—	—	—	—
The Duke Endowment(115)	34,344	*	—	—	*	34,344	—	—	—	—	—
The Ford Foundation(116)	535,670	*	—	—	*	487,978	47,692	*	—	—	*
The J. Paul Getty Trust(117)	142,565	*	—	—	*	137,590	4,975	*	—	—	*
The James Irvine Foundation(118)	173,866	*	—	—	*	169,184	4,682	*	—	—	*
The Leona M. And Harry B. Helmsley Charitable Trust(119)	60,377	*	—	—	*	29,003	31,374	*	—	—	*
The Nemours Foundation(120)	8,586	*	—	—	*	8,586	—	—	—	—	—
The President and Board of Trustees of Santa Clara College, d/b/a Santa Clara University(121)	20,391	*	—	—	*	17,234	3,157	*	—	—	*
The President and Trustees of Colby College(122)	42,992	*	—	—	*	42,992	—	—	—	—	—

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering(2)	Number of Shares of Class A Common Stock Being Offered(3)	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering(2)
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares(1)%		Shares(1)%				Shares	%	Shares	%
The President and Trustees of Williams College(123)	65,906	*	—	—	*	65,906	—	—	—	—	—
The Regents of the University of California(124)	430,725	*	—	—	*	430,725	—	—	—	—	—
The Robert Wood Johnson Foundation(125)	200,709	*	—	—	*	200,709	—	—	—	—	—
The Rockefeller Foundation(126)	288,402	*	—	—	*	275,402	13,000	*	—	—	*
The Trustees of Boston College(127)	40,210	*	—	—	*	40,210	—	—	—	—	—
The Trustees of Davidson College(128)	20,095	*	—	—	*	20,095	—	—	—	—	—
The Trustees of Princeton University(129)	326,256	*	—	—	*	326,256	—	—	—	—	—
The University of Chicago(130)	158,076	*	—	—	*	149,125	8,951	*	—	—	*
The Vanderbilt University(131)	412,360	*	—	—	*	412,360	—	—	—	—	—
The William and Flora Hewlett Foundation(132)	114,640	*	—	—	*	114,640	—	—	—	—	—
Thrive LLC(133)	172,331	*	—	—	*	172,331	—	—	—	—	—
Trustees of Amherst College(134)	137,494	*	—	—	*	137,494	—	—	—	—	—
Trustees of Boston University(135)	43,060	*	—	—	*	43,060	—	—	—	—	—
Trustees of Dartmouth College(136)	175,032	*	—	—	*	137,650	37,382	*	—	—	*
Trustees of Grinnell College(137)	154,962	*	—	—	*	154,962	—	—	—	—	—
Trustees of the Estate of Bernice Pauahi Bishop d/b/a Kamehameha Schools(138)	151,762	*	—	—	*	151,762	—	—	—	—	—
Trustees of the University of Pennsylvania(139)	137,556	*	—	—	*	137,556	—	—	—	—	—
Tyndall Investors, L.L.C.(140)	84,891	*	—	—	*	84,891	—	—	—	—	—
UAF Fund, LP - PE Class Series(141)	83,183	*	—	—	*	83,183	—	—	—	—	—
University of Minnesota Foundation(142)	120,324	*	—	—	*	120,324	—	—	—	—	—
University of Notre Dame du Lac(143)	615,222	*	—	—	*	487,251	127,971	*	—	—	*
University of Rochester(144)	109,865	*	—	—	*	103,152	6,713	*	—	—	*
University of Southern California(145)	323,755	*	—	—	*	272,026	51,729	*	—	—	*
Wellesley College(146)	57,392	*	—	—	*	57,392	—	—	—	—	—
William M. Coughran, Jr. and Bridget A. Coughran, Trustees The Coughran Family Trust Dated: September 6, 2006(147)	191,384	*	—	—	*	185,973	5,411	*	—	—	*
YongHeng Partners, L.P.(148)	50,267	*	—	—	*	50,267	—	—	—	—	—
Auscal, LP(149)	4,756	*	—	—	*	4,756	—	—	—	—	—
Zheng Xu	5,831	*	—	—	*	5,831	—	—	—	—	—
Northwestern Memorial Healthcare(150)	54,948	*	—	—	*	54,948	—	—	—	—	—
Northwestern Memorial Hospital Employees’ Pension Plan(150)	13,738	*	—	—	*	13,738	—	—	—	—	—
Gyani Family Trust(151)	10,568	*	—	—	*	9,512	1,056	*	—	—	*
UPMC Basic Retirement Plan Master Trust(152)	34,316	*	—	—	*	28,722	5,594	*	—	—	*
Raiders LLC(153)	1,102	*	—	—	*	1,102	—	—	—	—	—
MLC Investments Limited, as trustee of the MLC Vintage Year Trust (2010)(154)	86,166	*	—	—	*	86,166	—	—	—	—	—
All other Sequoia transferees who beneficially own, in the aggregate, less than 1% of our Class A common stock(155)	1,443,513	*	—	—	*	1,336,824	106,689	*	—	—	*

*	Less than 1%.

(1)

There are currently no stock options or other convertible securities which will become exercisable or releasable within 60 days of October 6, 2014 to the benefit of the individuals and entities listed in the table above.

(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(3)

The amounts set forth in this column are the numbers of shares of Class A common stock that may be offered by each selling stockholder using this prospectus supplement. These amounts do not represent any other shares of our Class A common stock that the selling stockholders may own beneficially or otherwise.

(4)

The below persons have received shares of our Class A common stock in connection with distributions by certain entities affiliated with Sequoia Capital, which are identified as selling stockholders in the Prospectus to which this prospectus supplement relates. Certain transferees of the entities affiliated with Sequoia Capital elected not to have the resale of their shares of Class A common stock registered by us.

(5)

050911 Investment Holdings LLC has a contract with T. Rowe Price Associates granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(6)	H. David Henken, John J. Cleary, and Stephen M. Davis, as managers, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(7)

MIT Investment Management Company is the manager of 238 Plan Associates LLC. Seth Alexander, as president of the MIT Investment Management Company, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(8)	Aaref Hilaly, as trustee, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(9)

Hugh M. Durden, John S. Lord, Herbert H. Peyton, John F. Porter III, W.L. Thornton, and Richard T. Christopher, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(10)	Alfred Lin and Rebecca C. Lin, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(11)

AlpInvest Partners B.V. is the registered investment advisor of selling stockholder. Jacques Chappuis, Paul de Klerk, Erik Thyssen, and Glenn Youngkin, as directors of AlpInvest Partners B.V., may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. TCG Securities LLC, an affiliate of AlpInvest Partners B.V., is a registered broker-dealer. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(12)	Philip Winder, as a member of the Investment Committee, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(13)

AP2 Capital Investments KB is a limited partnership. AP2 Capital AB is the general partner and Andra AP-fonden is the limited partner of AP2 Capital Investments KB. Martin Jonasson, as director of AP2 Capital AB and general counsel of Andra AP-fonden, and Anders Strömblad, as director of AP2 Capital AB and head of external managers at Andra AP-fonden, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(14)

Henrick Gade Jepson, Torben Vangstrup, Klaus Rühne, Nilss Johannessen, Søren Brøndum Anderson, and Kent Kjærgaard, as partners, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(15)

Amas B. Hostetter, Jr., Barbara W. Hostetter, and James E. Canales, as trustees, along with Benjamin A. Gomez and John W. Vander Vost, who have administrative authority, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(16)

Paula Volent, as senior vice president for investments, has authority delegated by the board of trustees, and may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(17)	Joseph L. Dowling III, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(18)

Bruce A. Karsh is a principal of Oaktree Capital Management, L.P., which is a registered investment advisor, and is a portfolio manager of certain funds managed by Oaktree Capital Management L.P. OCM Investments LLC is a registered broker-dealer and is a direct subsidiary of Oaktree Capital Management, L.P. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(19)	Roelof F. Botha and Huifen Chan, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(20)

Capital Management Services, Inc. is wholly-owned by The Capital Group, Inc. Bruce Meikle, as principal financial officer of The Capital Group, Inc. and treasurer of Capital Management Services, Inc., may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement. Capital Management Services, Inc. is under common control with a broker-dealer. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(21)	Meredith Jenkins and Kim Y. Lew, as the chief investment officers, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(22)

The Charles Stewart Mott Foundation has a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(23)

Sutton Place GP LLC and CW Advisor GP LLC are the general partners of Cheyne Walk Master Fund LP, a Delaware limited partnership formed as an investment vehicle for the Cheyne Walk Trust. Jan D. Moehl, Mark H. Denzler, and Mark J. Jenness, as managers of Sutton Place GP LLC, along with Ms. Moehl, Mark H. Getty, and Pierre du Preez, as managers of CW Advisor GP LLC, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(24)

Phillip Rotner, as chief investment officer, and Bruce Balter, as assistant treasurer, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(25)

James Floyd, as chief investment officer, and Michael Denny, as assistant vice president for investment, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(26)

CMC Master Fund Partners, LLC is the general partner of CMC Master Fund L.P. Bruce W. Madding, as chief executive officer, president, and chief investment officer of CMC Master Fund Partners, LLC, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(27)

Commonfund Capital, Inc., a registered investment advisor, is the managing entity of Commonfund Capital Venture Partners IX, L.P.. Commonfund Securities Inc., an affiliate of the selling stockholder, is a registered broker-dealer. Susan J. Carter, Donald T. Pascal, Linda A. Costa, Gregory B. Jansen, Peter M. Burns, Mark Hoeing, and Brijesh Jeevarathnam, as members of the Investment Committee of Commonfund Capital, Inc., may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(28)	Albert J. Edwards, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(29)

Dr. Edward Benz, Dorothy Puhy, Karen Bird, John Stewart, and Steven Connolly, as officers authorized by the board of trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(30)	James Nelson, as general partner, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(31)	Mark Dempster and Kim Dempster, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(32)	David B. Weinberg, as manager, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(33)	Donald Valentine, as trustee, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(34)

Jeffrey Heil, as chief investment officer, Edward P. Henry, as president, and Peter Simmons, as chief operating officer, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(35)	Douglas M. Leone and Patricia Perkins Leone, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(36)

Mary Cahill, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement. Of the 274,744 shares of Class A common stock held of record by Emory University, 16,783 shares are managed under an investment management agreement with J.P. Morgan Private Equity Distribution Management (JPMPEDM), and Evrard Fraise and Robertus Prajogi, as employees of JPMPEDM, may be deemed to share voting and investment power over such shares.

(37)

F&W Operations, LLC is the general partner of F&W Investments LP - Venture Investors Series IX. Sayre E. Stevick, Mark C. Stevens, Barry J. Kramer, and Laird H. Simons III, as members, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Fenwick & West, LLP, an affiliate of F&W Investments LP - Venture Investors Series IX, provides legal services to us.

(38)

F&W Operations, LLC is the general partner of F&W Investments LP - Venture Investors Series X. Sayre E. Stevick, Mark C. Stevens, Barry J. Kramer, and Laird H. Simons III, as members, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Fenwick & West, LLP, an affiliate of F&W Investments LP - Venture Investors Series X, provides legal services to us.

(39)

Fireflies LLC is controlled by GIC Special Investments Pte. Ltd. (GICSI), a private limited company incorporated in Singapore. GICSI’s investment committee has voting and investment power over the securities being registered for resale in this prospectus supplement. Tay Lim Hock, Eugene Wong, Suzi Kwon Cohen, Choo Yong Cheen, John Tang, Stuart Baldwin, and Maverick Wong, as the members of such investment committee, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. The investment committee acts by majority vote and no member may act individually to vote or sell these securities being registered for resale in this prospectus supplement.

(40)

Robert Gunderson, Scott Dettmer, Brooks Stough, Marc Dupré, and Ward Breeze, as general partners and members of the investment committee, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(41)

Craig E. Dauchy, Kenneth L. Guernsey, James C. Kitch, and Mark P. Tanoury, as executive partners, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Cooley LLP, an affiliate of GC&H Investments, provides legal services to us.

(42)

Craig E. Dauchy, Kenneth L. Guernsey, James C. Kitch, and Mark P. Tanoury, as managing members, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Cooley LLP, an affiliate of GC&H Investments, LLC, provides legal services to us.

(43)

General American Life Insurance Company is a broker-dealer and is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company listed on the New York Stock Exchange. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(44)

Denise Strack, as chief investment officer, and Alison Barad, as director of private equity, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(45)

Gothic Corporation is a corporation that was formed to own and invest assets exclusively for the benefit of Duke University and its affiliated entities. DUMAC, Inc. (DUMAC), a nonprofit support corporation organized and controlled by Duke University, has authority delegated by Duke University to supervise and manage the investments of Gothic Corporation. Neil Triplett, as chief investment officer of DUMAC, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(46)

Gothic ERP LLC is a single-member limited liability company wholly-owned by the Employees’ Retirement Plan of Duke University, a tax-exempt employee benefit plan. DUMAC is responsible for managing the plan’s investment assets. Neil Triplett, as chief investment officer of DUMAC, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(47)	Irwin Gross and Michelle Wachs, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(48)

Barry Shailer, Robert Blee, Susan Barclay, and David Astwood, as directors, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(49)

Harvard Management Private Equity Corporation is a wholly-owned subsidiary of President and Fellows of Harvard College (Harvard), a Massachusetts educational corporation. Harvard has delegated investment authority over the securities being registered for resale in this prospectus supplement to Harvard Management Company Inc. Jane L. Mendillo, as President and CEO of Harvard Management Company Inc., may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(50)	Christian Valentine, as general partner, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(51)

Hornbeam Limited is a wholly-owned subsidiary of Barclays Pension Funds Trustees Limited as corporate trustee of the Barclays Bank UK Retirement Fund (Barclay Trustee). Barclay Trustee is a corporation that is ultimately owned by Barclays Bank PLC, a publicly-traded company listed on the London Stock Exchange.

(52)

Landis Zimmerman, as chief investment officer, and Mark Barnard, as managing director, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(53)	Lord David John Sainsbury of Turville, as chairman and owner, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(54)	Mark Baumgartner, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(55)

The John D. and Catherine T. MacArthur Foundation have a contract with Shott Capital Management (SCM), granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(56)	Kathryn J. Crecelius, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(57)	Joseph Dobrenski III and Anna Morgan Dobrenski, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(58)

The JPMorgan Chase Bank, N.A., as trustee for The Boeing Company Employee Retirement Plans Master Trust, has a contract with SCM, granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(59)

Gregory T. Williamson, as chief investment officer of the BP Master Trust, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(60)

Bruce A. Karsh and Martha L. Karsh, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Mr. Karsh is a principal of Oaktree Capital Management, L.P., which is a registered investment advisor. OCM Investments LLC, a direct subsidiary of Oaktree Capital Management, L.P., is a registered broker-dealer. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(61)	Keith B. Johnson and Betsy A. Johnson, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(62)	Douglas M. Leone and Patricia Perkins-Leone, as general partners, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(63)

Liberty Mutual Group Asset Management Inc., a Liberty Mutual Insurance group affiliate, is the registered investment advisor for the Liberty Mutual Retirement Plan Master Trust. A. Alexander Fontanes, as president and chief executive officer of Liberty Mutual Group Asset Management Inc., may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(64)

A. Alexander Fontanes, as chief investment officer of each of the managing members of Liberty Mutual Investment Holdings LLC, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(65)

Lynwood W. Swanson, John W. Castles, and Jeffrey T. Grubb, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(66)

Mayo Clinic has a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(67)

Mayo Clinic Master Retirement Trust, an Illinois Trust, has a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(68)	Melinda A. Dunn, as trustee, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(69)	Jason Klein, as senior vice president and chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(70)

MetLife Insurance Company of Connecticut is a broker-dealer and is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company listed on the New York Stock Exchange. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(71)

MetLife Investors Insurance Company is a broker-dealer and is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company listed on the New York Stock Exchange. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(72)

MetLife Investors USA Insurance Company is a broker-dealer and is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company listed on the New York Stock Exchange. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(73)

Metropolitan Life Insurance Company is a broker-dealer and is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company listed on the New York Stock Exchange. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(74)	Michael L. Goguen, as trustee, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(75)

Eric Henry, as chief investment officer, along with Janice L. Bratton and James M. Gross, as vice presidents, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(76)

Massachusetts Institution of Technology is the general partner of MIT Investments 2010, L.P. Massachusetts Institution of Technology established MIT Investment Management Company to supervise and manage its endowment. Seth D. Alexander, as president of the MIT Investment Management Company and a signatory for Massachusetts Institution of Technology, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(77)

Shiv Vikram Khemka, Uday Harsh Khemka, and Robert Laurentius Snijders, as directors, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(78)

MLC Investments Limited is trustee of the MLC Vintage Year Trust (2011), which is wholly-owned by MLC Limited. MLC Limited and MLC Investments Limited are both wholly-owned subsidiaries of NAB Limited, an entity listed on the Australian Securities Exchange. NAB Limited also owns and controls NAB Capital Securities, a broker-dealer in the United States. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(79)	Walter F. Burke III, as a member, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(80)	Charles Heilbronn, as director, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(81)

Moussesand Limited and Moussebreed, LLC are general partners of Moussefixe L.P. Charles Heilbronn, as president of Moussesand Limited, and Michael Rena, as managing member of Moussebreed, LLC, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(82)

Charles Heilbronn, as president and director, Jean Hoysradt, as vice president and director, and Michael Rena, as director, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(83)	Nan Peng Sheng and JingXin Yong, as directors, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(84)	William H. McLean, as vice president and chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(85)

Lauren D. Wobby, as chief financial officer and treasurer, David J. Whaley, as vice president, and Richard W. Schneider, as president, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(86)

NC V, L.L.C. is the general partner of NP V, L.P. Thomas Vardell, Mark Harris, Brent Jones, Jared Stone, Hosein Khajeh-Hosseiny, and Religare Enterprises Limited, as members of NC V, L.L.C, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Religare Enterprises Limited is a publicly-traded company listed on the National Stock Exchange of India. Northgate Capital, L.P., an affiliate of the selling stockholder, is a registered investment advisor.

(87)

Peter Lillevand, Steve Venuto, and Mitch Zuklie, as members of the investment committee that manages Orrick Investments 2010 LLC, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Orrick, Herrington and Sutcliffe LLP, an affiliate of Orrick Investments 2010 LLC, provides legal services to us.

(88)

Thomas Hart, as chief financial officer, and Irene Paresky, as chief operating officer, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(89)

John R. Barker, as chief investment officer, Kevin M. Sutton, as manager for investment operations, and Jennifer Schmelter, as director, private markets, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(90)

The Glenmede Trust Company is the managing member of PCT Partners, LLC. Stephen C. Lehman, as managing director of The Glenmede Trust Company, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(91)	Karen L. Sisson, as vice president and treasurer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(92)

Khaled Mohamed Balama, Khalifa Sultan Al Suwaidl, Salem Mohamed Al Ameri, Mohamed Ali Al Dhaheri, Omar Liaqat, and Yousef Abdul Aziz Ahmed Abdulla Al Harmoodi, as directors, Hashim Fawwaz Al Kudsi, David Beau, Ty Dincer, Ahmed Ateeq Al Mazrouel, Mark Cutis, and Charles Stefan Marelid, as business officers, Naeem Merchant, as financial officer, Paul Weber, as operations officer, and Maheen Pfeffer, as secretary, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(93)

Andrew Eric King, Bradley Craig Bowton, Donald Robert Luke, and Peter William Forbes, as directors, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(94)	R. Bryan Schreier and Eva L. Schreier, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(95)

Michael Joseph Cash, John David Chilman, Anthony Frank Cotgreave, Charles Richard Browne Goldson, David Gott, John Connor Hamilton, Christopher Thomas Hannon, Charles Harding, John Hilton Mayfield, Russell Andrew John Mears, Stephen Paul Richards, Derek Scott, Gary Towse, David Tyson, Ian Everard Wilson, and John Victor Alborn Wilson, as directors, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(96)

The Regents of the University of Michigan have a contract with SCM, granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(97)	Ronald Conway and Gayle Conway, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(98)

Sutton Place GP LLC (SPGP) and RB Advisor GP LLC (RBA) are general partners of Ronald B. Master Fund LP. Jan D. Moehl, Mark H. Denzler, and Mark J. Jenness, as managers of SPGP, and Ms. Moehl, Mark H. Getty, and Pierre du Preez, as managers of RBA, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(99)	Keith Johnson, Irwin Gross, and Mark Eoi, as managing members, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(100)	J. Scott Carter and Ann Carter, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(101)

Roelof F. Botha, J. Scott Carter, James J. Goetz, Michael L. Goguen, Patrick W. Grady, Douglas M. Leone, Robert Bryan Schreier, and Alfred Lin, as managing members, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(102)

Bonnie B. Himmelman, as president, and Walter F. Burke, as chief investment officer, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(103)	Amy Chen, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(104)	Sofina Private Equity S.C.A., SICAR is part of the Sofina Group, which is publicly-traded on the Euronext Brussels.
(105)

SVB Financial Group is the managing member of SVB Strategic Investors V, LLC, which is the general partner of Strategic Investors Fund V, L.P. SVB Financial Group is a reporting company listed on the NASDAQ Global Market. Aaron Gershenberg, as managing partner of the SVB Capital division of SVB Financial Group, and Sulu Mamdani, as managing director of the SVB Capital division of SVB Financial Group, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. Strategic Investors Fund V, L.P. is an affiliate of a broker-dealer. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address of SVB Financial Group’s headquarters is 3003 Tasman Drive, Santa Clara, CA 95054.

(106)

SVB Financial Group is a reporting company listed on the NASDAQ Global Market. Michael R. Descheneaux, as chief financial officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement. SVB Financial Group is an affiliate of a broker-dealer. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address of SVB Financial Group’s headquarters is 3003 Tasman Drive, Santa Clara, CA 95054.

(107)

SVB Financial Group is the managing member of SVB Strategic Investors IV, LLC, which is the general partner of SVB Strategic Investors Fund IV, L.P. SVB Financial Group is a reporting company listed on the NASDAQ Global Market. Aaron Gershenberg, as managing partner of the SVB Capital division of SVB Financial Group, and Sulu Mamdani, as managing director of the SVB Capital division of SVB Financial Group, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. SVB Strategic Investors Fund IV, L.P. is an affiliate of a broker-dealer. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The address of SVB Financial Group’s headquarters is 3003 Tasman Drive, Santa Clara, CA 95054.

(108)	John E. Hull, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(109)

The Annie E. Casey Foundation, Inc. has a contract with T. Rowe Price Associates granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(110)

Hewlett-Packard Company (HP) is the plan sponsor of its various retirement plans and has delegated investment oversight of those plans to Shoreline Investments (Shoreline), a wholly owned subsidiary of HP. HP has also contracted Bank of New York Mellon (BNY Mellon), a publicly-traded company listed on the New York Stock Exchange, to serve as trustee and custodian for the selling stockholder. As part of the trustee and custodian responsibilities, BNY Mellon receives shares distributed on behalf of the selling stockholder. Gretchen Tai, as chief investment officer of Shoreline and treasury vice president at HP, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(111)

Windmill Hill Asset Management Ltd. (WHAM) is the investment manager of The Bat Hanadiv Foundation No. 3. Rob Tabbouche, as chief investment officer and director of WHAM, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(112)	John Otterlei, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(113)

Phillip Rotner, as chief investment officer, and Bruce Balter, as assistant treasurer, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(114)

Roger Sayler, as executive vice president and chief investment officer, along with Alan Snoddy and Helen Fox-O’Brien, as managing directors, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(115)

The Duke Endowment is controlled by a board of directors, which engaged DUMAC to managing its investments. Neal Triplett, as chief investment officer of DUMAC, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(116)	Eric Doppstadt, as vice president and chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(117)

The J. Paul Getty Trust has a contract with SCM, granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(118)

The James Irvine Foundation has a contract with SCM, granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(119)

The Leona M. And Harry B. Helmsley Charitable Trust has a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(120)

The Alfred I. DuPont Testamentary Trust (AIDTT) controls the majority of the assets of the Nemours Foundation. Hugh M. Durden, Richard T. Christopher, John S. Lord, Herbert H. Peyton, John F. Porter, III, and W.L. Thornton, as trustees of AIDTT, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(121)

The President and Board of Trustees of Santa Clara College, d/b/a Santa Clara University have a contract with SCM, granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(122)

The President and Trustees of Colby College have a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(123)

Collette Chilton, as chief investment officer, and Bradford Wakeman, as director of investment operations and risk management, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(124)	Jagdeep Singh Bachher, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(125)

Allen S. Bufferd, Linda Burnes Bolton, Brenda S. Davis, Leah McCall Devlin, Roger S. Fine, William H. Frist, Kathryn S. Fuller, Patricia A. Gabow, Thomas M. Gorrie, JoAnn Heffernan Heisen, Jeffrey P. Koplan, Robert B. Litterman, Risa J. Lavizzo-Mourey, Willard D. Nielsen, Peter R. Orszag, and Phyllis Wise, as members of the board of trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(126)

The Rockefeller Foundation has a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(127)	John J. Zona, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(128)

Raymond A. Jacobson, as chief investment officer, and Ed Kania, as vice president finance and administration, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(129)

Pursuant to the bylaws of The Trustees of Princeton University, the directors of the Princeton University Investment Company have charge of the investments of The Trustees of Princeton University. Andrew K. Golden, as president of the Princeton University Investment Company, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(130)	Mark Shmid, as chief investment officer and vice president, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(131)	Anders Hall, as vice chancellor for investments, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(132)

The William and Flora Hewlett Foundation has a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(133)

Thrive LLC is controlled by GICSI, a private limited company incorporated in Singapore. GICSI’s investment committee has voting and investment power over the securities being registered for resale in this prospectus supplement. Tay Lim Hock, Eugene Wong, Suzi Kwon Cohen, Choo Yong Cheen, John Tang, Stuart Baldwin, and Maverick Wong, as the members of such investment committee, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. The investment committee acts by majority vote and no member may act individually to vote or sell these securities being registered for resale in this prospectus supplement.

(134)

William E. Ford, Theodore W. Beneski, Walter C. Donovan, Amos B. Hostetter, Jr., John S. Middleton, and Peter A. Nadosy, as members of the committee on investment, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(135)

Martin J. Howard, as chief financial officer and treasurer, and Clarissa C. Hunnewell, as chief investment officer and assistant treasurer, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(136)

The Trustees of Dartmouth College have a contract with T. Rowe Price Associates, granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(137)	Scott L. Wilson, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(138)

Lance Keawe Wilhelm, Robert K.W.H. Nobriga, Corbett Aaron Kamohaikiokalani Kalama, Micah A. Kane, and Janeen-Ann Ahulani Olds, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(139)

Investments made on behalf of the Trustees of the University of Pennsylvania are approved by the Investment Board of the University (Investment Board). The Investment Board delegates authority to the Office of Investments. Peter H. Ammon, David S. Harkins, Thomas B. Woodbury, Christopher W. Ip, Daniela M. Gastner, and Philip J. Kligman, as members of the Office of Investments, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(140)	Benjamin H. Ball, Dipanjan Deb, and Neil M. Garfinkel, as managers, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(141)	Steven Y. Quintero, as partner and general counsel, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(142)	Douglas J. Gorence, as president and chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(143)	Scott C. Malpass, as vice president and chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(144)

Douglas W. Phillips, as senior vice president for institutional resources, and Joyce A. Johnson, as associate vice president for investments, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(145)

The University of Southern California has a contract with SCM, granting SCM authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Rod Berry and Steve Minutoli, as managing directors of SCM, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.

(146)

Deborah Foye Kuenstner, as chief investment officer and associate treasurer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(147)	William M. Coughran, Jr. and Bridget A. Coughran, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(148)	Roelof F. Botha and Huifen Chan, as general partners, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus.
(149)

Richard Johnson, as managing member of Auscal Management, LLC, a general partner of Auscal, LP, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(150)	Steven P. Klimkowski, as chief investment officer, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.
(151)	Mohan Gyani and Tejinder Gyani, as trustees, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement.
(152)

UPMC Basic Retirement Plan Master Trust has a contract with T. Rowe Price Associates granting T. Rowe Price Associates authority to make decisions regarding the securities being registered for resale in this prospectus supplement. Charles Pepin, a portfolio manager at T. Rowe Price Associates, may be deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement.

(153)

Raiders LLC is controlled by GICSI, a private limited company incorporated in Singapore. GICSI’s investment committee has voting and investment power over the securities being registered for resale in this prospectus supplement. Tay Lim Hock, Eugene Wong, Suzi Kwon Cohen, Choo Yong Cheen, John Tang, Stuart Baldwin, and Maverick Wong, as the members of such investment committee, may be deemed to share voting and investment power over the securities being registered for resale in this prospectus supplement. The investment committee acts by majority vote and no member may act individually to vote or sell these securities being registered for resale in this prospectus supplement.

(154)

MLC Investments Limited is trustee of the MLC Vintage Year Trust (2010), which is wholly-owned by MLC Limited. MLC Limited and MLC Investments Limited are both wholly-owned subsidiaries of NAB Limited, an entity listed on the Australian Securities Exchange. NAB Limited also owns and controls NAB Capital Securities, a broker-dealer in the United States. At the time of issuance, the selling stockholder represented to us that it acquired the securities as the result of an investment, in the ordinary course of business and, at the time of the receipt of shares, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(155)

The aggregate amount of these shares combined with the shares owned by selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A common stock that were included in the prospectus supplement dated October 29, 2014, made up less than 1% of our Class A common stock as of October 6, 2014. To the extent required, holders in this category shall be added by means of a prospective supplement or a post-effective amendment to this Registration Statement.